                                                                   Exhibit 10.17
                                                                   -------------
                            JOINT VENTURE AGREEMENT


     AGREEMENT, made this 16th day of December, 1999, by and between Global NAPS, Inc., a duly organized and existing Delaware corporation having a usual place of business at 10 Merrymount Rd., Quincy, Massachusetts ("Global"), B.A.B.P., LLC, a Massachusetts Limited Liability Company having a usual place of business at 10 Merrymount Rd., Quincy, Massachusetts ("BABP") and Convergent Networks, Inc., a duly organized and existing Delaware corporation having a usual place of business at 900 Chelmsford Street, Tower Three, 11th Floor, Lowell, MA 01851, ("Convergent").

     Whereas, Convergent is in the process of developing a next generation, Telephony-Grade switching platform that will deliver full service inter-operability and inter-working between any mix of access and network technologies like TDM and ATK based on native ATM switching technology;

     Whereas, Global is a certificated Competitive Local Exchange Carrier with facilities in Massachusetts, New Hampshire, Rhode Island, New York, Virginia and Florida;

     Whereas, technical assistance from Global and access to Global's strategic alliances is essential for Convergent to bring its switching platform to market in an expeditious manner;

     Whereas; Global wishes to provide said assistance to Convergent for consideration; and,

     Whereas, Global wishes to own Four Hundred Twenty Thousand (420,000) shares (the "Shares") of Convergent's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock") through its designee, BABP;

     NOW, THEREFORE, in consideration of the agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Global shall provide technical assistance and testing facilities to convergent through December 31, 1999.

     2. Global's designee BABP shall acquire Four Hundred Twenty Thousand (420,000) shares of Series C Preferred Stock in Convergent as set forth below:

         (a) BABP shall purchase One Hundred Fifty Five Thousand One Hundred Forty-Seven (155,147) shares of Series C Preferred Stock on the Closing Date (as defined below) for a purchase price of One Million Three Thousand Eight Hundred ($1,003,800.00) Dollars (the "Cash Purchase Price").

         (b) BABP shall receive Two Hundred Sixty Four Thousand Eight Hundred Fifty-Three (264,853) shares of Series C Preferred Stock in Convergent on the Closing Date for services rendered under Section 1 of this Agreement.

     3. The closing ("Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110 at 9:00 a.m. on the date hereof, or at such other time, date and place as are mutually agreeable to the Convergent and Global. The date of the Closing is hereinafter referred to as the "Closing Date."

     4. At the Closing, Convergent shall deliver to BABP a certificate for the Shares being purchased by BABP, registered in the name of BABP.

     5.  At the Closing, Global and BABP shall deliver:

         (a)  this Agreement executed by both Global and BABP;

         (b)  Amendment No. 3 to Investor Rights Agreement executed by BABP;

         (c) Amendment No. 2 to the Right of First Refusal and Co-Sale Agreement executed by BABP; and

         (d) the Cash Purchase Price by wire transfer, check or other method acceptable to Convergent.

     6. (a) If at any time following the date hereof, the stockholders of Convergent holding a majority of the capital stock then held by all stockholders of Convergent (the "Majority Stockholders") shall vote or otherwise enter into an agreement to (A) sell all of the shares (and all securities convertible into and exercisable or exchangeable for shares) of capital stock in Convergent owned by the Majority Stockholders to any person or group of persons who are not affiliated with the Majority Stockholders, (B) enter into a transaction pursuant to which Convergent agrees to merge with or into another entity or agrees to sell all or substantially all of the assets of Convergent (in each case a "Corporate Transaction"), then the Majority Stockholders may require that BABP sell all of the securities of the Company owned by BABP, including, but not limited to, the Shares, to such person or group of persons at the same price per share and on the same terms and conditions as are applicable to the proposed sale by such Majority Stockholders and/or vote such securities in favor of the Corporate Transaction, provided that the BABP shall not be required in connection with any such Corporate Transaction to make any representation, warranty or covenant other than a representation as to the BABP's power and authority to effect such sale and as to the BABP's title to the securities to be sold by it. BABP hereby grants to the President of Convergent an irrevocable proxy, coupled with an interest, to vote all shares of capital stock owned by BABP and to take such other actions to the extent necessary to carry out the provisions of this Section 6(a) in the event of any breach by BABP of its obligations hereunder.

          (b) In order to exercise the rights under Section 6(a), the Majority Stockholders must give notice to BABP not less than 15 days prior to the proposed date upon which the contemplated Corporate Transaction is to be effected. In addition, the Majority Stockholders shall furnish to BABP all such agreements, documents and instruments to be executed in connection with such transaction and shall afford BABP a reasonable period of time (but in any event not less than 10 business days) within which to review such agreements, documents and instruments."

     7. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Convergent, Global and BABP.

     8. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original instrument, but all of which shall be one and the same document.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

                              CONVERGENT NETWORKS, INC.

                              By:  /s/ Bing Yang
                                   -------------
                                    Title:  President

                              GLOBAL NAPS, INC.


                              By:  /s/ [signature illegible]
                                   -------------------------
                                    Title:  President

                              B.A.B.P., LLC.

                              By:  /s/ [signature illegible]
                                   -------------------------
                                    its Managing Partner